UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3 )

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

CannLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155318	20-5337455

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3888 E. Mexico Avenue, Suite 202
Denver, CO  80210
(Address of Principal Executive Offices) (Zip Code)

(303) 309-0105
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements, ” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation . All statements other than statements of historical facts included or incorporated by reference in this Current Report on Form 8-K, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to raise additional capital, the absence of any operating history or revenue, our ability to attract and retain qualified personnel, market acceptance of our platform, our limited experience in a relatively new industry, regulatory and competitive developments, intense competition with larger companies, general economic conditions, as well as other factors set forth under the caption “Risk Factors” in this Current Report on Form 8-K (“Current Report”).

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 12, 2014, CannLabs, Inc. (the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Carbon Bond Holdings, Inc., a privately held Colorado corporation (“Carbon Bond”), and CLB Acquisition Corp., the Company’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Carbon Bond, and Carbon Bond, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement, each share of Carbon Bond common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of the Company’s common stock. Accordingly, an aggregate of 59,295,000 shares of the Company’s common stock were issued to the holders of Carbon Bond’s common stock.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference. The description is intended to provide investors and security holders with information regarding the material terms of the transaction. It is not intended to provide any other factual information about the Company or Carbon Bond. The representations, warranties and covenants contained in the Merger Agreement were made only for purpose of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in our public disclosures.

The shares of the Company’s common stock issued in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act in a transaction not involving a public offering or distribution . These shares may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

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Split Off

Pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), the Company transferred all of the outstanding capital stock of its wholly owned subsidiary, SpeedSport Branding Corp. to General Pacific Partners, LLC (“GPP”) in exchange for the cancellation of an aggregate of 4,369,954 shares of the Company’s common stock held by GPP (the “Split-Off”). As a result, GPP assumed all of the pre-merger assets and liabilities of SpeedSport Branding Corp.

Private Placement

Upon the closing of the Merger, the Company, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) issued to an accredited investor , SB Dallas Investments I, LP, 500,000 shares of the Company’s 8% Series A Convertible Preferred Stock (the “Series A Preferred Shares”) at an original issue price of $1.00 per share (the “Original Issue Price”) and warrants to purchase 20,000,000 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $500,000 (the “Private Placement). The shares of common stock underlying the Series A Preferred Shares and Warrants are subject to a registration rights agreement (the “Registration Rights Agreement”) under which the Company is obligated to seek registration of such shares within 60 days of the closing of the private placement.

The shares of common stock issued in the Private Placement were not registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The shares were issued in a private placement transaction solely to a single accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind , in a transaction not involving a public offering or distribution .

8% Series A Convertible Preferred Stock

On June 12, 2014, the Company filed the Certificate of Designation of 8% Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. A summary of the Certificate of Designation is set forth below:

Liquidation Preference and Ranking

Upon a liquidation event, the Company shall first pay to the holders of the Series A Preferred Shares an amount per share equal to the Original Issue Price (i.e., $1.00 per Series A Preferred Share), plus all accrued and unpaid dividends on each share of Series A Preferred Stock (the “Series A Preference Amount”). After full payment of the liquidation preference amount to the holders of the Series A Preferred Shares, the Company will then distribute the remaining assets to holders of common stock, other junior preferred shares (if any) and the Series A Preferred Shares on an as-if-converted-basis.

The Series A Preferred Shares are intended to rank senior to the Company’s common stock and senior to any other shares of Preferred Stock the Company may issue in the future.

Dividends

The Series A Preferred Shares will carry an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors and prior and in preference to payment of any dividends on the common stock.

Optional Conversion

The holders of Series A Preferred Shares will, at any time, be entitled to convert each Series A Preferred Share into shares of common stock at a conversion price of $0.01664 per share. The Series A Preferred Shares contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Voting Rights

The Series A Preferred Shares shall vote together with the Common Stock on an as-converted basis, and not as a separate class.

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Protective Provisions

For so long as at least 50% of the Series A Preferred Shares originally issued remain outstanding, in addition to any other vote or approval required under the Company’s Charter or Bylaws, the Company will not, without the written consent of the holders of at least a majority of the Company’s Series A Preferred Shares, (i) liquidate, dissolve or wind-up the affairs of the Company or effect any merger or consolidation or any deemed liquidation event unless, as a result, the holders of Series A Preferred Shares receive their full liquidation preference, (ii) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares , (iii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock other than shares of common stock, (iv) enter into, create, incur, assume any indebtedness in excess of $200,000, provided that this restriction shall not apply in the event that the holder is then in default under its funding obligations under the Note Purchase Agreement (defined below), (v) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired, (vi) enter into any transaction that would result in the issuance of in excess of 10% of the Company’s then issued and outstanding shares of common stock, (vii) enter into any transaction resulting in the sale of any material assets of the Company, or (viii) enter into any agreement with respect to any of the foregoing.

The descriptions of certain terms of the Securities Purchase Agreement, Warrant, Certificate of Designation and Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety to the complete text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, the Warrant, a copy of which is filed as Exhibit 10.2 hereto, the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto, and the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Note Purchase Agreement

Upon the closing of the Merger, the Company entered into a Note Purchase Agreement with an accredited investor , SB Dallas Investments I, LP, (the “Note Purchase Agreement”), pursuant to which the investor agreed to purchase up to $750,000 of senior secured convertible promissory notes (the “Senior Secured Notes”) in a series of three closings to occur on August 15, 2014, September 15, 2014 and October 15, 2014. As of October 6, 2014, we have received $500,000 for the August 15, 2014 and September 15, 2014 Senior Secured Notes.

The Senior Secured Notes will be issued in a private placement transaction solely to a single accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder in a transaction not involving a public offering or distribution.

In connection with the Note Purchase Agreement, on the first closing date, the Company will also enter into a Security Agreement, and an Intellectual Property Security Agreement. In addition, the subsidiary of the Company, Carbon Bond Holdings will enter into a Subsidiary Guarantee in favor of the Investor.

The following is a brief summary of each of those agreements.

Senior Secured Notes

Repayment

The investor agreed to purchase up to $750,000 of Senior Secured Notes  The Senior Secured Notes mature two years from their respective issuance dates (the “Maturity Date”), upon which such date the entire outstanding principal balance and any outstanding fees or interest will be due and payable in full. The Senior Secured Notes bear interest at the rate of 8% per annum.

Events of Default and Protective Provisions

The Senior Secured Notes contain a variety of events of default that are typical for transactions of this type, as well as the following protective provisions: the Company may not (i) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind,  provided that the Company shall be permitted to incur indebtedness of up to $750,000 in the event that the investor has defaulted on its obligations to purchase the Notes under Section 2.1 of the Note Purchase Agreement, (ii) enter into, create, incur, assume or suffer to exist any liens of any kind on any of its property or assets, (iii) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the investor, (iv)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock, (v) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness in excess of $200,000, (vi)  pay cash dividends or distributions on any equity securities of the Company other than the Series A Preferred Shares, (vii) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum is otherwise required for board approval), (viii) liquidate, dissolve, or wind-up the business and affairs of the Company or effect any deemed liquidation event, or (ix) enter into any agreement with respect to any of the foregoing.

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Security Documents

Pursuant to the Security Agreement and the Intellectual Property Security Agreement, the Company’s obligations under the Senior Secured Notes are secured by a first priority perfected security interest in all of the assets and properties of the Company, including the stock of Carbon Bond. Carbon Bond will also execute a Subsidiary Guarantee in favor of the investor supporting the Company’s performance under the Senior Secured Notes.

The descriptions of certain terms of the Note Purchase Agreement, Senior Secured Note, Security Agreement, Intellectual Property Security Agreement and Subsidiary Guaranty set forth herein do not purport to be complete and are qualified in their entirety to the complete text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.4 hereto, the Senior Secured Note, a copy of which is filed as Exhibit 10.5 hereto, the Security Agreement, a copy of which is filed as Exhibit 10.6 hereto, the Intellectual Property Security Agreement, a copy of which is filed as Exhibit 10.7 hereto, and the Subsidiary Guaranty, a copy of which is filed as Exhibit 10.8 hereto, each of which is incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement, and (iii) the cancellation of 111,545,535 shares of the Company’s common stock in connection with the Merger and sale of SpeedSport Branding Corp., there were 65,539,704 shares of common stock of the Company issued and outstanding. Approximately 81.1% of such issued and outstanding shares were held by the Carbon Bond Shareholders and approximately 18.9% were held by the Company’s stockholders prior to the Merger. The foregoing percentages exclude 30,048,077 shares of common stock issuable upon conversion of the Series A Preferred Shares, 20,000,000 shares of common stock issuable upon exercise of warrants and 4,000,000  shares of common stock reserved for issuance under the Company’s equity incentive plan.

Accounting Treatment. The Merger is being accounted for as a capital transaction in substance, rather than a business combination. Carbon Bond is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Carbon Bond and will be recorded at the historical cost basis of Carbon Bond, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Carbon Bond, historical operations of Carbon Bond and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates. Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission (the “SEC”).

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Form 10 Disclosures

BUSINESS

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for the periods prior to the closing of the Merger refer to Carbon Bond, as a privately owned company, and for the periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Carbon Bond).

The Company was incorporated as a Nevada corporation on January 10, 2006 for the purpose of designing and modifying motorsport racecars for its own use, providing race consulting services to other race teams and competing in organized racing events.  On June 12, 2014, the Company’s wholly-owned subsidiary merged into the Company and the Company changed its name from “Speedsport Branding, Inc.” to “CannLabs, Inc.”

Carbon Bond was incorporated as a Colorado limited liability company on October 21, 2013. Carbon Bond was converted into a Colorado corporation on May 27, 2014.

CannLabs, Inc., a Colorado corporation (“CannLabs Colorado”), was formed on April 19, 2010. CannLabs Colorado is a stand-alone cannabis testing laboratory . We believe it is the largest cannabis testing laboratory in Colorado. We also believe that it is the only laboratory with the ability to conduct microbiological tests .

Under Colorado law, the holders of licenses for marijuana related businesses must be residents of the State of Colorado or all of the owners of an entity must be Colorado residents. Accordingly, the license for CannLabs Colorado is held by CannLabs Colorado whose owners are our Founder and President, Genifer Murray, and our Chief Technology Officer and Chief Information Officer , Steve Kilts, both of whom are Colorado residents. Carbon Bond maintains the Software WorkFlow System and Customer Portal that is utilized by CannLabs Colorado in the operation of the lab. Carbon Bond also provides certain administrative services for CannLabs Colorado, including but not limited to, accounting, personnel, billing and recordkeeping through an Administrative Services Agreement. Although the Company is prohibited from owning CannLabs Colorado directly, it derives revenue in the form of licensing fees and administrative fees under the License Agreement and the Administrative Services Agreement, which fees are not tied to CannLabs Colorado revenues or net income. In the future, the Company may open labs in other states which it owns directly if permitted by local regulations or may operate under a similar structure to CannLabs Colorado.

Carbon Bond licenses certain technology to CannLabs Colorado through a non-exclusive licensing agreement for a monthly fee, which is currently $10,000 but is subject to adjustment pursuant to the agreement.  The agreement has a term of five years and will automatically be extended for additional five year periods unless terminated in accordance with the terms of the agreement..  Carbon Bond also provides administrative services to CannLabs Colorado through an administrative services agreement.  This agreement calls for monthly payments of shared expenses.  Shared expenses include, but are not limited to, certain human resources, client services, sales and marketing, equipment and technology, and administrative expenses.  These expenses may be adjusted quarterly. The administrative services agreement has a term of five years.

It is our mission to create a safe cannabis industry by providing the leading cloud-based solution for testing, consulting and analytics.  With laboratories as the core business, we expect to expand our services into consulting, web-based applications, education and other facets of the cannabis industry that we expect to evolve as this industry continues to mature.  We are developing a strategic plan to create a presence in the various states as they begin to legalize marijuana for medical and/or recreational usage.  We currently service CannLabs Colorado in Denver, Colorado and have announced plans to expand into Connecticut.

The Company

In recent years, regulations surrounding cannabis have changed dramatically, especially in Colorado.  Recreational marijuana use in Colorado was legalized effective January 1, 2014 for individuals 21 and over. CannLabs Colorado at the forefront of the testing process.  The testing process, which is licensed from Carbon Bond, currently revolves around potency, however, testing for contaminants and other items will be required throughout the remainder of 2014.

We have developed scientific methods for the analysis of cannabinoids in flowers, concentrates, butters, and edibles with the use of high-pressure liquid chromatography (HPLC). We also assist medical marijuana specialty production facilities better regulate, calculate proper dosage, and understand the importance of consistency in product.

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Services

Carbon Bond licenses technology to CannLabs Colorado to provide a variety of valuable and necessary services for the cannabis industry including: potency, residual solvent, and microbiological testing; consulting services and research. Our goal is to improve industry standards and raise expectations for all aspects of cannabis product testing. We provide clients with access to education and innovation through cannabis consulting and cannabis research.

Carbon Bond has evaluated its relationship with CannLabs Colorado, and has concluded that, CannLabs Colorado is a “variable interest entity” for accounting purposes. As a result of contractual arrangements, which enable Carbon Bond to manage CannLabs Colorado, Carbon Bond is the primary beneficiary of CannLabs Colorado. Accordingly, Carbon Bond will consolidate CannLabs Colorado.

Testing

Cannabis is a versatile plant that aids with a wide variety of ailments and symptoms. Without dosing, safety testing, and ongoing study it is impossible to determine what is needed for patients. The testing procedures that we have developed are precise and responsible because cannabis testing is paramount to the safety of patients and the continued growth of the science and knowledge of cannabis. CannLabs Colorado utilizes highly sophisticated equipment and the latest technology available. Our cannabis consultants and product developers use their knowledge to constantly educate clients and improve analytical standards.

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Consulting

Carbon Bond provides consulting driven by client needs and focused on cannabis education. By using precise technology, detailed methods, and comprehensive scientific standards, we are able to create customized consultation programs. As the science of cannabis grows to encompass every aspect of research into the cannabis plant, it is up to dispensaries and caregivers to bring the benefits of that research to the patients.

Research

Carbon Bond’s expertise in the science of cannabis allows for advanced research into cannabis products. We have a number of PhDs on staff that have expertise in pharmaceutical design, understand how drugs are absorbed into the body, and excipients alter drug body interaction. We also have experience with the manufacturing processes. This allows us to help our partners develop better products.   We have not expended any amount on research and development activities for the years ended December 31, 2013 and 2012 .

As samples are tested by the laboratories , Carbon Bond continuously builds Carbon Bond’s database of information that enables our customers to maintain quality levels and improve quality levels of their products.  This information also enables our scientists the ability to provide consulting services to the customers, to assist the customers with their processes.  As additional states in the country legalize the use of the cannabis, our expansion plan is to establish laboratories in those states as they come online.  This will provide us the opportunity to utilize our testing services and assist the state by providing education relative to the testing processes and the methodologies to make the cannabis industry in the state safe and have a proven level of quality.

The laboratories will be established as turn-key operations. Therefore the implementation of a new laboratory in a state is a relatively simple process, once the site has been identified and the necessary licensing and approvals are obtained.  This enables the Company to enter a new market quickly, to provide testing services and further build the database of information that will be utilized by the customers and others in the industry.

Industry Background

President Franklin Roosevelt made marijuana illegal on the federal level in the 1930s when it was scheduled as a narcotic.  In the 1960s and 1970s as the popularity of marijuana use grew, states realized that they needed drug enforcement surrounding marijuana.  The level of enforcement in states is disparate regarding marijuana.

In 1996, Oregon and California passed legislation that legalized the possession of marijuana and use for medical purposes.  Over 20 states and the District of Columbia have legalized marijuana in one form or another.

Amendment 20 to the Colorado Constitution was passed in the year 2000. This established a caregiver-patient system, which allowed patients or caregivers to possess six plants or two ounces of useable marijuana for medical purposes, provided they met certain qualifications.  A Denver District judge ruled that the patient to caregiver ratio violated state law, in 2007.  The Ogden memo and this ruling, led to a surge in the number of marijuana dispensaries operating as caregivers.  The establishment of the framework for medical marijuana dispensaries, cultivation facilities and manufacturers of edible marijuana products was promulgated, when the Colorado General Assembly passed HB-1284.

In 2012, the industry was further vitalized when Amendment 64 to the Colorado Constitution was passed and Washington approved the recreational cultivation and use of marijuana among adults aged 21 or over.

In May 2014, the mandatory testing of recreational marijuana edibles began in Colorado.  In June 2014, the mandatory testing for recreational flowers and concentrates began in Colorado.

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Marijuana has continuously remained an illegal substance since 1930 on the federal level.  This has led to various impediments, the most prominent of which is banking, but involves other aspects of business as well. Although the U.S. Treasury has provided guidance intended to give banks confidence that they can deal with marijuana businesses in states where marijuana is legal, many banks are still reluctant to do so.

The Market

The market itself is broken into two categories, consumers and businesses.  Consumers are those that are permitted to use marijuana for medicinal purposes and who have obtained recommendations from physicians for medical conditions that qualify under certain guidelines. In Colorado and Washington, anyone who is 21 or older can consume cannabis products as described above, or for recreational purposes. These consumers are the recreational and retail consumers.

Businesses include companies that handle legal marijuana directly and include cultivators, processors, dispensaries and retail distributors.  Also included in businesses are companies that do not directly handle the marijuana products, but benefit from the industry, ie. equipment manufacturers, insurance companies, lenders, etc.

In a recent study by ArcView Market Research, the US national legal marijuana market was valued at $1.53 billion in 2013, which includes all states that have active and open sales of cannabis to people legally allowed to possess marijuana.  According to this report it is expected to grow by 68% to $2.57 billion by 2014 and to $10.2 billion in five years.

A recent study by the Marijuana Policy Group for the Colorado Department of Revenue entitled “Market Size and Demand for Marijuana in Colorado,” estimated the first quarter 2014 sales values for Colorado alone between $35.7 million and $43.1 million.  Based on this quarterly estimate alone and annualizing these amounts, the estimated sales revenue for Colorado in 2014 would be between $142.8 million and $172.4 million.

The Opportunity

We believe as the cannabis industry expands across the country and mandatory testing is required there will be a demand for qualified laboratories to perform the testing.   Currently there are four state licensed and certified retail marijuana testing facilities. The market for the services that we provide is directly correlated to the national legal marijuana market. Regulations regarding recreational and medical marijuana testing are evolving. We believe that producers of cannabis and cannabis products will be seeking assistance to provide them with solutions in order to be able to meet the state mandated requirements.  The consumers will want to know what products are safe and meet their requirements for dosage and other factors.   We also believe that state authorities will be seeking guidance on how to develop testing processes that will nurture the industry, while keeping it safe.

Our market is directly related to the amount of cannabis produced because a portion of what is to be produced needs to be tested. In Colorado, the quantification of the amount is difficult because of differing interpretations of the applicable regulations. We continue our efforts to quantify those amounts.

Our Solution

Carbon Bond maintains the Software WorkFlow System and Customer Portal that is utilized by CannLabs Colorado in the operation of the lab. We have developed proprietary software that can be utilized to provide testing analytics to the customers enabling them to maintain or improve the quality of their products.  Consumers will be provided with an application enabling them to find specific products that meet their requirements.  We have already met with several state authorities to help guide them through testing challenges, while making the cannabis industry in their state safe.

While this is the core of our business, we have other ancillary services including consulting, reformulation, etc. that will grow as we grow with the industry.  As the industry continues to grow with additional states coming online, we intend to expand with it, providing our suite of services.

Sales and Marketing Strategy

Intellectual Property

We believe that we have advantages over competitors in the cannabis industry due to the intellectual property that we possess relative to proprietary software. The Company’s software provides customers with automated analytical information to enable them to monitor the consistency, testing levels and other information to assist them with managing their businesses, when their testing is done by CannLabs Colorado.   The intellectual property is licensed to CannLabs Colorado from Carbon Bond through a licensing agreement that has a term of five years.

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Marketing, Sales, & Support

CannLabs market position

We believe that we are positioned as the leading solutions provider with intellectual software property, proprietary cloud-based analytics and scientific methods to serve the cannabis industry. This comprehensive data program, exclusive to all of our clients, offers distinct advantages to growers, dispensaries and edible makers. It not only offers fast, consistent and accurate test results but also provides comparable industry research and information which can be used to make business decisions affecting product outcomes, quality and safety.

We have been at the forefront of educating the public and advising government sources. As more states legalize marijuana for various uses we expect this to grow. In addition, we facilitate quality assurance information to the public by providing a resource map on the customer’s company website. This tool allows consumers to recognize and easily locate facilities that stock products both tested and certified by CannLabs Colorado.

We currently market our services in Colorado and Connecticut.

Marketing strategy

We use a range of communication platforms to reach our target customers. The goal of the marketing strategy is to position us as the leading testing, technology and consulting company in the country. Our marketing efforts include digital/online; industry conferences; media outreach and public relations. We believe that these efforts have the ability to deliver our brand message in a powerful way to the maximum audience reach.

Technology

Our software development team seeks to leverage technology to improve the efficiency of laboratory and scientific processes, deliver business intelligence to the cannabis retail space, and to connect consumers and patients with dispensaries that carry CannLabs’ certified products.

We have developed a proprietary laboratory and analytics platform that optimizes laboratory processes through instrument integration, data validation, and the real time delivery of certified test results. The laboratory and analytics platform also provides our customers with cloud based access to their test results, detailed reporting, and analytics. Continued development on the laboratory and analytics platform will focus on providing technology to improve the efficiency of laboratory processes and to deliver new analytical tools to our customers.

The proprietary software that we have developed and currently license to CannLabs Colorado tracks samples through the testing process from reception to waste disposal.  It allows customers to see online through our customer portal, where their sample is in the process and ultimately what the tests results are.  The customer is then provided a report detailing the results along with a photograph of the product tested.  The test results are also reported to the Colorado Marijuana Enforcement Division (“MED”) through their Marijuana Inventory Tracking System (“MITS”).

We intend to develop a mobile application and web platform to connect consumers and patients with dispensaries and other cannabis retailers. The mobile application and web platform will allow consumers and patients to search for CannLabs’ certified products that meet their needs. The mobile application and website will allow consumers and patients to find products that have a desired cannabinoid profile, consumption method, or strain. The mobile and web platform will be geographically aware so that a consumer or patient can be connected with nearby dispensaries that carry the desired product. The mobile application and website will utilize data delivered via Application Program Interfaces (“APIs”) supplied by the CannLabs’ laboratory and analytics platform. Utilizing the data generated by the CannLabs’ laboratory and analytics platform gives us a unique ability to connect cannabis consumers and retailers.

Employees

As of October 2 , 2014, CannLabs employed 30 full time employees. We have no labor union contracts and believe relations with our employees are satisfactory.

Competition

Since this is a brand new industry the competition is limited but growing.  In Colorado, there are four other licensed and certified labs that have all started within the last few months.  There are also four other labs that are licensed but not certified.  Two of the four licensed laboratories have not found locations from which to operate. CannLabs Colorado has over four years of experience.  Laboratories entering the space have barriers to entry, including significant start-up costs, difficulty finding experienced scientists with advanced degrees, and establishing banking and other federally regulated relationships.

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Government Regulation

Marijuana is categorized as a Schedule I controlled substance by the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under Federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” However, since 1995, 20 states and the District of Columbia have passed state laws that permit doctors to recommend prescribing cannabis for medical-use and two states, Colorado and Washington, have enacted laws that legalize the adult-use of cannabis for any reason. This has created an unpredictable business-environment for dispensaries and collectives that legally operate under state-laws but in violation of Federal law. On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operating as permitted under state law, so long as:

●	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;
●	the proceeds from sales are not going to gangs, cartels or criminal enterprises;
●	cannabis grown in states where it is legal is not being diverted to other states;
●	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;
●	there is not any violence or use of fire-arms in the cultivation and sale of marijuana;
●	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and
●	cannabis is not grown, used, or possessed on Federal properties.

The Company provides and will provide laboratory technicians and scientists to the laboratories conducting testing. In Colorado, the MED provides badges to our employees that handle marijuana after they have completed the proper screening by the MED. The entrance to the laboratory of CannLabs Colorado is secured and is only accessible to employees. Visitors must sign in and be escorted through the laboratory by a properly badged employee. The laboratory has security cameras that can be monitored by the MED.

We do not employ minors and none of the marijuana leaves the CannLabs Colorado laboratory in a usable manner after testing. Further, the revenue that we generate is used to pay our employees, vendors and equipment suppliers, none of whom we believe are involved in gangs, cartels or criminal enterprises. CannLabs Colorado is only permitted to test marijuana that is within the MITS system that is maintained by the MED. Therefore, we only receive marijuana that is coming from an MED approved facility and in accordance with MED guidelines.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s Federal authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law. We believe and have implemented procedures and policies to ensure we are operating in compliance with the “Cole Memo”. However, we cannot provide assurance that our actions are in full compliance with the Cole Memo or any other laws or regulations.

While initially it was difficult for us to access the banking system it has become easier with less stringent interpretations of the Cole memo.  Our banks have requested information through questionnaires based on the Cole memo and we believe the banks have realized that our participation in the marijuana industry is limited by the amounts of marijuana that our employees are exposed to and the vendors that we pay.

The Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

PROPERTIES

The Company owns no properties and leases a property at 3888 E. Mexico Avenue, Denver, Colorado 80210 at March 31, 2014 , pursuant to a one year lease expiring June 30, 2015 requiring monthly payments of $5,125.  The lease also has a one year option term requiring monthly payments of $5,425.

On August 1, 2014, the Company entered into a sixty four month lease for a property in Hartford, Connecticut. The lease requires annual rental of $61,233, which increases annually.

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Available Information

Our Internet address is http://www.cannlabs.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock would decline and investors could lose all of part of their investment.

RISKS RELATING TO OUR BUSINESS

OUR BUSINESS IS DEPENDENT ON STATE LAWS PERTAINING TO THE CANNABIS INDUSTRY.

As of June 30, 2014, 23 states and the District of Columbia allow its citizens to use medical cannabis. Additionally, Colorado and Washington have legalized cannabis for adult use. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area. Further, progress in the cannabis industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of cannabis, which would negatively impact our business.

If Colorado state regulators found that CannLabs Colorado was not independent of our operations, Colorado regulators could revoke the Retail Marijuana license of CannLabs Colorado and the primary source of our operations would be significantly impaired.

CANNABIS REMAINS ILLEGAL UNDER FEDERAL LAW.

Despite the development of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has effectively stated that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the Obama Administration will not change its stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Additionally, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy or decide to enforce the Federal laws strongly. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

LAWS AND REGULATIONS AFFECTING THE CANNABIS AND MARIJUANA INDUSTRIES ARE CONSTANTLY CHANGING, WHICH COULD DETRIMENTALLY AFFECT OUR BUSINESS, AND WE CANNOT PREDICT THE IMPACT THAT FUTURE REGULATIONS MAY HAVE ON US.

Local, state and federal cannabis laws and regulations are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Any change in law or interpretation could have a material adverse effect on our business, financial condition, and results of operations.

AS THE POSSESSION AND USE OF CANNABIS IS ILLEGAL UNDER THE FEDERAL CONTROLLED SUBSTANCES ACT, WE MAY BE DEEMED TO BE AIDING AND ABETTING ILLEGAL ACTIVITIES THROUGH THE SERVICES THAT WE PROVIDE TO USERS.  AS A RESULT, WE MAY BE SUBJECT TO ENFOREMENT ACTIONS BY LAW ENFORCEMENT AUTHORITIES, WHICH WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

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Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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FEDERAL ENFORCEMENT PRACTICES COULD CHANGE WITH RESPECT TO SERVICES PROVIDERS TO PARTICIPANTS IN THE CANNABIS INDUSTRY, WHICH COULD ADVERSELY IMPACT US.  IF THE FEDERAL GOVERNMENT WERE TO CHANGE ITS PRACTICES, OR WERE TO EXPAND ITS RESOURCES ATTACKING PROVIDERS IN THE CANNABIS INDUSTRY, SUCH ACTION COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR OPERATIONS, OUR CUSTOMERS, OR THE SALES OF OUR PRODUCTS.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our customers from selling cannabis, and if such legislation were enacted, such customers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

EXPANSION BY WELL-ESTABLISHED LABORATORY TESTING COMPANIES INTO THE CANNABIS INDUSTRY COULD PREVENT US FROM REALIZING ANTICIPATED GROWTH IN CUSTOMERS AND REVENUES.

Traditional laboratory testing companies may expand their businesses into cannabis testing. If they decided to expand into cannabis testing, this could hurt the growth of our business and cause our revenues to be lower than we expect.

DUE TO OUR INVOLVEMENT IN THE CANNABIS INDUSTRY, WE MAY HAVE A DIFFICULT TIME OBTAINING THE VARIOUS INSURANCES THAT ARE DESIRED TO OPERATE OUR BUSINESS, WHICH MAY EXPOSE US TO ADDITIONAL RISK AND FINANCIAL LIABILITIES.

Insurance that is otherwise readily available, such as workers compensation, general liability, and directors and officers insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

PARTICIPANTS IN THE CANNABIS INDUSTRY MAY HAVE DIFFICULTY ACCESSING THE SERVICE OF BANKS, WHICH MAY MAKE IT DIFFICULT FOR US TO OPERATE.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain wary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit, funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our customers, to do business.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

We have a limited operating history. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We have generated positive earnings, however, there can be no assurance that we will continue to operate profitably. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

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WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS.

Even with the proceeds of the Private Placement and Note Purchase Agreement, we believe that we will require additional capital to fund the anticipated expansion of our business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be, and whether they will be on terms acceptable to us.  In addition, any future sale of our equity securities would dilute the ownership and control of our current shareholders and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

Our business strategy envisions a period of rapid growth that may put a strain on our administrative, operational resources and funding requirements. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified personnel. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

OUR PLANS ARE DEPENDENT UPON KEY INDIVIDUALS AND THE ABILITY TO ATTRACT QUALIFIED PERSONNEL.

In order to execute our business plan, we will be dependent on Mark Mirken, our Chief Executive Officer and Director, Genifer Murray, our founder, President, and Director, and Steve Kilts, our Chief Technology Officer, Chief Information Officer and Director, as well as other key personnel.  The loss of any of the foregoing individuals could have a material adverse effect upon our business prospects.  Moreover our success continues to depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in identifying, attracting, hiring, training, and retaining such personnel in the future.  If we are unable to hire, assimilate and retain such qualified personnel in the future, our business, operating results, and financial condition could be materially adversely effected.  We may also depend on third party contractors and other partners, to assist with the execution of our business plan.  There can be no assurance that we will be successful in either attracting and retaining qualified personnel, or creating arrangements with such third parties.  The failure to succeed in these endeavors would have a material adverse effect on our ability to consummate our business plans.

We have taken various steps to address our ability to retain our key employees. We have nondisclosure and non-compete agreements with all of our employees.  In addition, our key employees also have received stock grants which vest over three years and the unvested portions thereof would be forfeited if they elected to leave the Company or were terminated.

OUR LACK OF PATENT AND/OR COPYRIGHT PROTECTION AND ANY UNAUTHORIZED USE OF OUR PROPRIETARY INFORMATION AND TECHNOLOGY, MAY ADVERSELY AFFECT OUR BUSINESS.
INFORMATION TECHNOLOGY, NETWORK AND DATA SECURITY RISKS COULD HARM OUR BUSINESS.

We currently rely on a combination of protections by contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property.  However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad.  This risk may be increased due to the lack of any patent and/or copyright protection.  Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us.  Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us.  Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights.  In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner.  In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected.  If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs.  Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations.  We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party.  Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

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WE MAY BE SUBJECT TO CLAIMS WITH RESPECT TO THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD RESULT IN SUBSTANTIAL COSTS AND DIVERSION OF OUR FINANCIAL AND MANAGEMENT RESOURCES.

Third parties may claim that we are infringing on their intellectual property rights.  We may violate the rights of others without our knowledge.  We may expose ourselves to additional liability if we agree to indemnify our clients against third party infringement claims.  While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings.  Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be aware of potentially conflicting claims that they make.  We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business.  If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses.  In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim.  In addition, in the event that we recruit employees from other companies, including certain potential competitors, we may become subject to claims that such employees have improperly used or disclosed trade secrets or other proprietary information.  If any such claims were to arise in the future, litigation or other dispute resolution procedures might be necessary to retain our ability to offer our current and future services, which could result in substantial costs and diversion from financial and management resources.  Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business financial condition and results of operations.  Even if intellectual property claims brought against us are without merit, they could result in costly and time consuming litigation, and may divert our management and key personnel from operating our business.

SECURITY BREACHES AND OTHER DISRUPTIONS COULD COMPROMISE OUR INFORMATION AND EXPOSE US TO LIABILITY, WHICH COULD CAUSE OUR BUSINESS AND REPUTATION TO SUFFER.

Our business faces security risks. Our failure to adequately address these risks could have an adverse effect on our business and reputation. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

AS A PUBLIC COMPANY, WE ARE REQUIRED TO INCUR SUBSTANTIAL EXPENSES.

We are subject to the periodic reporting requirements of the Exchange Act, which requires, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. SEC regulations, including regulations enacted as a result of the Sarbanes-Oxley Act of 2002, have also substantially increased the accounting, legal, and other costs related to compliance with SEC reporting obligations. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC will cause our expenses to be higher than they would be if we were privately-held.  These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

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RISKS RELATED TO OUR COMMON STOCK

OUR OFFICERS AND DIRECTORS OWN A LARGE AMOUNT OF OUR COMMON STOCK, ARE IN A POSITION TO AFFECT ALL MATTERS REQUIRING SHAREHOLDER APPROVAL, WHICH MAY LIMIT MINORITY SHAREHOLDERS’ ABILITIY TO INFLUENCE CORPORATE AFFAIRS.

As of October 2 , 2014 our officers and directors beneficially own an aggregate of 51,626,400 shares of our common stock.  We have 65,539,704 outstanding shares of common stock.  Our officers and directors beneficially own approximately 78.8% of our outstanding common stock. These persons are in a position to significantly affect all matters requiring shareholder approval, including the election of directors. The interests of our officers, directors and their affiliates may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would be severely limited in their ability to override their decisions. This level of control may also have an adverse impact on the market value of our shares because they may institute or undertake transactions, policies or programs that result in losses, may not take steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

TRADING IN OUR COMMON STOCK HAS BEEN LIMITED, THERE IS NO SIGNIFICANT TRADING MARKET FOR OUR COMMON STOCK, AND PURCHASERS OF OUR COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES.

Our common stock is currently eligible for quotation on the OTCQB, however trading to date has been limited.  If activity in the market for shares of our common stock does not increase, purchasers of our shares may find it difficult to sell their shares.  We currently do not meet the initial listing criteria for any registered securities exchange, including the Nasdaq Stock Market.  The OTCQB is a less recognized market than the foregoing exchanges and is often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders may find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  These factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

APPLICABLE SEC RULES GOVERNING THE TRADING OF “PENNY STOCKS” MAY LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OUR COMMON STOCK.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Exchange Act, and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded.   Penny stocks generally are equity securities with a per share price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, of our common stock and reducing the liquidity of an investment in our common stock.

WE HAVE OUTSTANDING SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES SUPERIOR TO THOSE OF OUR COMMON STOCK.

The issued and outstanding shares of Series A Cumulative Convertible Preferred Stock grant the holders of such preferred stock anti-dilution, voting, dividend and liquidation rights that are superior to those held by the holders of our common stock. The issuance of shares of common stock in the future, issuances or deemed issuances of additional shares of common stock for a price below the applicable preferred stock conversion price (currently $0.01664 per share),  will have the effect of diluting current shareholders.

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IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2014 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-merger company.

OUR OPERATING RESULTS MAY FLUCTUATE CAUSING VOLATILITY IN OUR STOCK PRICE.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results causing volatility in our stock price:

●	Our ability to execute our business plan;

●	Our ability to compete effectively;

●	Our ability to continue to attract consumers;

●	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;

●	General economic conditions and those economic conditions specific to cannabis industry; and

●	Our ability to attract, motivate and retain top-quality employees.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is highly volatile and subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

●	Changes in our industry;

●	Competitive pricing pressures;

●	Our ability to obtain working capital financing;

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●	Quarterly variations in our results of operations;

●	Changes in estimates of our financial results;

●	Investors’ general perception of us;

●	Disruption to our operations;

●	The emergence of new sales channels in which we are unable to compete effectively;

●	Commencement of, or our involvement in, litigation;

●	Any major change in our board or management; and

●	Changes in governmental regulations or in the status of our regulatory approvals.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.   The Series A Preferred shares carry an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors and prior and in preference to payment of any dividends on the common stock.  In addition, upon a liquidation event, the Company shall first pay to the holders of the Series A Preferred Shares an amount per share equal to $1.00 per Series A Preferred Share plus accrued and unpaid dividends on each Share of Series A Preferred Stock (the “Series A Preferred Amount”).  After full payment of the liquidation preference amount to the holders of the Series A Preferred Shares, the Company will then distribute the remaining assets to holders of common stock, other junior preferred shares (if any) and the Series A Preferred Shares on an as-if-converted basis .  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates , and may become worthless if a liquidation event occurs based on the Series A Preferred Share preference .

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

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OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

WE MAY APPLY THE PROCEEDS OF THE PRIVATE PLACEMENT AND NOTE PURCHASE AGREEMENT TO USES THAT ULTIMATELY DO NOT IMPROVE OUR OPERATING RESULTS OR INCREASE THE VALUE OF YOUR INVESTMENT.

We intend to use the net proceeds from the Private Placement and Note Purchase Agreement for general working capital purposes. Funds will be spent on additional employees and marketing programs to attract customers to use our services. Additionally, funds will be spent on expansion of laboratories into other states other than Colorado. Our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of an investment in our common stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes thereto that appear elsewhere in this document. In addition to historical information, the following discussion and analysis includes forward looking information that involves risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed under “Risk Factors” elsewhere in this document. See also “Special Note Regarding Forward Looking Statements” included elsewhere in this document.

Recent Events

On June 12, 2014, the Company acquired Carbon Bond in a merger transaction that will be accounted for as a capital transaction, as if Carbon Bond had been the reporting entity for accounting purposes. As a result, the Management Discussion and Analysis that follows represents a discussion of the business of CannLabs, Inc. (“CannLabs Colorado”) for the years ended December 31, 2013 as compared to December 31, 2012. CannLabs Colorado is a variable interest entity (“VIE”) of Carbon Bond and the financial statements of CannLabs Colorado are consolidated with those of Carbon Bond (collectively, the “Company”) for accounting purposes for the three months ended March 31, 2014. The following discussion should be read in conjunction with our financial statements and related notes filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The Company’s financial year ends on December 31, and each of its quarters end on the final day of each calendar quarter (each March 31, June 30 and September 30).

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Business Overview

It is our mission to create a safe cannabis industry by providing the leading cloud-based solution for testing, consulting and analytics. With our laboratory and analytics as the core business, we expect to expand our services into consulting, web-based applications, education and other facets of the cannabis industry that we expect to evolve as this industry continues to mature. We are developing a strategic plan to create a presence in the various states as they legalize medical and/or recreational marijuana usage. Currently Carbon Bond licenses technology and provides administrative services to CannLabs Colorado, which is located in Denver, Colorado. We have announced plans to expand into Connecticut.

The cannabis testing portion, for which the Company provides support, is relatively new and constantly evolving.  This is especially true in Colorado, which is currently our major market.  Mandatory testing for potency of edibles began on May 1, 2014.  Expanded testing is to begin October 1, 2014.  As a result we have only begun to develop key performance indicators for our market, which are predicated on market size, which also has not been quantified with an acceptable amount of certainty.  Revenue, has increased with the advent of the mandatory testing regulations beginning May 1, 2014 and is expected to increase further with expanded testing requirements beginning October 1, 2014.

Our expenses for regulatory compliance are expected to increase in the area of legal and accounting professional fees.  Additionally as we expand into new markets we will be adding personnel and overhead costs in the form of rent and equipment.

Critical Accounting Policies

Accounts Receivable

Trade accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

The normal credit terms extended to customers are 30 days, The Company reviews all receivables that exceed terms and establishes an allowance for doubtful accounts, if necessary, based on management’s assessment of the collectability of trade and other receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company considers the historical level of credit losses, makes judgments about the credit worthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets from three to seven years except for leasehold improvements and assets under capital leases, which are depreciated over the remaining lease terms. Maintenance and repairs of property are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with FASB ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value asset.

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Revenue Recognition

In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (Codified in FASB ASC 605), the Company will recognize revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods or services, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured. Subject to these criteria, the Company will generally recognize revenue from laboratory tests in three ways. For samples presented without a bulk or twelve month contract, revenue is recognized upon the completion of the testing. Customers that have a bulk contract have three months to use a predetermined number of tests. Revenue is recognized for these contracts on a pro rata basis, based on the number of tests used versus the number of tests allowed. Twelve month contracts require prepayment monthly for the succeeding month. Revenue is recognized based on the monthly payment required for the month in which the tests are to be performed. Because tests may not be carried over to subsequent months, the monthly revenue is recognized in full in the appropriate month.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred.

Advertising Expenses

Advertising expenses, which include general advertising, printed materials and trade shows are expensed as incurred.

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Results of Operations

Three months ended March 31, 2014

The following discussion analyzed our results of operations for the three months ended March 31, 2014. The following information should be considered together with our consolidated financial statements for such period and the accompanying notes thereto.

Revenue/Net Loss

During the three months ended March 31, 2014, we generated revenues of $112,273. We incurred a net loss of $102,107 for the three months ended March 31, 2014.   The revenue was the result of more customers testing in anticipation of the mandatory testing requirements and expanding the sales force.  The net loss was primarily a result of hiring additional employees and cost associated with building the infrastructure.

Cost of Revenues

For the three months ended March 31, 2014, cost of revenues was $55,533. The costs are comparable to the level of revenue generated.

General and Administrative

We incurred general and administrative expenses of $86,786 for the three months ended March 31, 2014. The primary expenses were related to professional fees and subcontracting, as well as costs to build the business infrastructure.

Payroll

For the three months ended March 31, 2014, payroll not included in cost of revenues and sales and marketing was $37,681. These costs relate to hiring additional staff to support the increase in revenue.

Marketing

We incurred marketing expenses of $29,380 for the three months ended March 31, 2014. The majority of these costs relate to the development of the website.

Interest expense

For the three months ended March 31, 2014, interest expense was $5,000. This was a result of the loans issued by two shareholders to sustain the company’s operations.

Cash Flows

Cash used for operating activities during the three months ended March 31, 2014 was $24,235. This resulted from the net loss of $102,107 offset by increases in accounts payable and deferred revenue.

Cash used in investing activities during the three months ended March 31, 2014 was $17,187. During the three months ended March 31, 2014, the Company was continuing to expand its laboratory to meet the new regulatory testing requirements.

During the three months ended March 31, 2014, cash provided by financing activities was $143,272. This resulted from the issuance of stockholders notes payable to fund the Company’s ongoing operations.

Comparison of the Year ended December 31, 2013 versus December 31, 2012

The following discussion analyzes our results of operations for the three months ended December 31, 2013 and 2012. The following information should be considered together with our financial statements for such period and the accompanying notes thereto.

Revenue/Net Loss

During the year ended December 31, 2013, we generated revenues of $300,734 and $182,582 for the year ended December 31, 2012, an increase of $118,152. We had net income of $7,476 for the year ended December 31, 2013 compared to a net loss of $4,389 for the year ended December 31, 2012, an increase of $11,865.

The increase in revenue was a result of more customers beginning to test their product in anticipation of the mandatory testing requirements in Colorado, as well as a consulting project.

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Cost of Revenues

For the year ended December 31, 2013, cost of revenues was $109,360, an increase of $27,765 from $81,595 for the year ended December 31, 2012. This was a result of additional labor and supplies needed to support the increase in revenue.

General and Administrative

We incurred general and administrative expenses of $107,052 for the year ended December 31, 2013 compared to $51,684 for the year ended December 31, 2012, an increase of $55,368. The primary increases related to rent, travel and website development, as well as costs to build the business infrastructure.

Payroll

For the year ended December 31, 2013, payroll not included in cost of revenues and sales and marketing was $71,711, an increase of $20,736 from $50,975 for the year ended December 31, 2012. This relates to bringing on more staff to support the increase in revenue.

Marketing

We incurred marketing expenses of $3,429 for the year ended December 31, 2013 compared to $2,717 for the year ended December 31, 2012, an increase of $712.   This resulted from website revisions to draw customers to our website.

Interest expense

For the year ended December 31, 2013, interest expense was $1,706, an increase of $1,706 from the year ended December 31, 2012. This was a result of a loan issued by a shareholder to sustain the company’s operations.

Cash Flows

Cash provided by operating activities during the year ended December 31, 2013 was $51,945 compared to cash used in operating activities of $10,807 for the year ended December 31, 2012. The change was due to the collection of accounts receivable and increased accounts payables.

Cash used in investing activities during the year ended December 31, 2013 was $70,400 compared to $0 for the year ended December 31, 2012. At the end of the 2013 year, the Company began expanding its laboratory to meet the new regulatory testing requirements.

In the year ended December 31, 2013, cash provided by financing activities was $64,738 compared to cash used in financing activities of $340 for the year ended December 31, 2012. The increase is due to the issuance of a stockholder notes payable to fund the Company’s ongoing operations.

Liquidity in Capital Resources

Net cash used in operating activities was $24,235 for the three months ended March 31, 2014. This was a result of expanded operations and the hiring of personnel to meet the expansion goals.

Net cash used in investing activities was $17,187 for the three months ended March 31, 2014.  Investments related to purchase of equipment is offset by the cash acquired in variable interest entity of approximately $54,000.

Net cash provided by financing activities was $143,272 for the three months ended March 31, 2014.  This was a result of a loan to the company of $100,000 with interest of 10% with no formal repayment terms from a stockholder as well as another loan by the same stockholder of $29,500 with no stated interest rate and no formal repayment terms.  In addition, another stockholder also loaned the company $29,500 with no stated interest rate and no formal repayment terms.

The Company has entered into a Note Purchas Agreement with SB Dallas Investments I, LP (the “Note Purchase Agreement”), pursuant to which SB Dallas Investments I, LP agreed to purchase up to $750,000 of senior secured convertible promissory notes (the “Senior Secured Notes”) in a series of the three closings to occur on August 15, 2014, September 15, 2014 and October 15, 2014.  The Senior Secured Notes mature two years from their respective issuance dates and bear interest at 8% per annum. As of October 6, 2014, the Company has received $500,000 under the Senior Secured Notes.

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Contractual Obligations

At March 31, 2014, our significant contractual obligations were as follows:

	1 Year	Three Years	Five Years	Five Years	Total
Maturities of Notes Payable	$258,800	$-	$-	$-	$258,800

Capital Leases	34,376	63,601	-	-	97,977

Operating Leases	23,400	56,925	-	-	80,325

Purchase Obligations	-	-	-	-	-

	$316,576	$120,526	$-	$-	$437,102

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth certain information as of October 2 , 2014 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our named executive officers; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of October 2 , 2014, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

5% Beneficial Owners

SB Dallas Investments I LP (3)	5,606,000	(4)	8.6%
2828 N Harwood
Dallas, Texas 75201

Richard Yost	3,855,600		5.9%
100 Saint James Place
Staten Island, New York 10304

Executive Officers and Directors

Mark Mirken	3,250,000		5.0%
3888 E. Mexico Avenue
Denver, Colorado 80210

Genifer Murray	23,638,200		36.1%
3888 E. Mexico Avenue
Denver, Colorado 80210

Steve Kilts	23,638,200		36.1%
3888 E. Mexico Avenue
Denver, Colorado 80210

Mark Rogers	300,000		*
3888 E. Mexico Avenue
Denver, Colorado 80210

Joe Allbaugh	250,000		*
3888 E. Mexico Avenue
Denver, Colorado 80210

Ken Johnsen	250,000		*
3888 E. Mexico Avenue
Denver, Colorado 80210

Scott McPherson	300,000		*
3888 E. Mexico Avenue
Denver, Colorado 80210

All directors and executive officers as a group (7 persons)	51,626,400		78.8%

(1)   Beneficial ownership represents sole voting and investment power.
(2)   These percentages have been calculated based on 65,539,704 shares of Common Stock to be outstanding as of October 2 , 2014.
(3)   Steven B. Solomon, as Managing Director of SB Dallas Investments I, LP, has voting and dispositive controls over such shares.
(4)   Based upon Schedule 13G filed by SB Dallas Investments I LP on June 26, 2014. Does not include 500,000 shares of Series A Preferred Stock. Such shares of Series A Preferred will be convertible into shares of common stock at a conversion price of $0.01664 per share. Under the terms of the Series A Preferred, the holder may not convert the Series A Preferred shares to the extent (but only to the extent) such selling security holder or any of its affiliates would beneficially own a number of shares of our common stock outstanding which would exceed 4.99% of our common stock outstanding after giving effect to the conversion of the Series A Preferred shares. Also, does not include 20,000,000 shares of common stock underlying Warrants. The exercise price of the Warrants is $0.15 per share. Pursuant to the terms of the Warrants, the holder may not exercise the Warrants to the extent (but only to the extent) such selling security holder or any of its affiliates would beneficially own a number of shares of our outstanding common stock which would exceed 4.99% after giving effect to the exercise of the Warrants.

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Series A Preferred Stock

The following table sets forth certain information as of October 2, 2014 regarding the beneficial ownership of our Series A Preferred Stock by (i) each person or entity who, to our knowledge, owns more than 5% of our Series A Preferred Stock; (ii) our named executive officers; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of October 2, 2014, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

5% Beneficial Owners

SB Dallas Investments I LP (3)	500,000	(4)	100%
2828 N Harwood
Dallas, Texas 75201

Executive Officers and Directors

Mark Mirken	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Genifer Murray	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Steve Kilts	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Mark Rogers	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Joe Allbaugh	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Ken Johnsen	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

Scott McPherson	-		-
3888 E. Mexico Avenue
Denver, Colorado 80210

All directors and executive officers as a group (7 persons)	-		-

(1)   Beneficial ownership represents sole voting and investment power.
(2)   These percentages have been calculated based on 500,000 shares of Series A Preferred Stock to be outstanding as of October 2, 2014.
(3)   Steven B. Solomon, as Managing Director of SB Dallas Investments I, LP, has voting and dispositive controls over such shares.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding our current executive officers and directors. Each of the directors listed below was appointed to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers as of October 2 , 2014:

Name	Age	Position with the Company	Director/Officer Since

Mark Rogers	55	Chairman of the Board	2014

Mark Mirken	69	Chief Executive Officer, Director	2014

Genifer Murray	43	President, Director	2010

Steve Kilts	36	Chief Technology Officer, Chief Information , Director	2011

Joe Allbaugh	62	Director	2014

Ken Johnsen	61	Director	2014

Scott McPherson	53	Chief Financial Officer	2014

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Biographical Information

Mark Rogers, Chairman

Mr. Rogers has more than 30 years of experience as an entrepreneur and in financial management and operations, including work as a turnaround specialist, an active portfolio manager and an investor in growing companies. Mr. Rogers has been President of Barastone, LLC a firm he co-founded since January 2014 and financial that specializes in providing innovative cash and liquidity solutions to homeowners.  He also serves as President & CEO of Synthym, Inc . where he has been employed since January 2005 .  Synthym developed a risk based, risk controlled approach to absolute return investing.  Mr. Rogers co-founded NFT Ventures with Ray Noorda, chairman of Novell, Inc. and was employed there from January 1992 to December 1999 managed the family office and portfolio of assets for NFT valued at over $1 billion. His management experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Mark Mirken, Chief Executive Officer and Director

Mr. Mirken is the former Chief Executive Officer of Millennium Biotechnologies/Inergetics where he served from 2005 to 2012 . Inergetics is a leading developer of advanced proprietary nutritional products that improve overall health, physical recovery, athletic performance and quality of life for patients and consumers .  Mr. Mirken joined TurboChef Technologies, Inc. in 2000 to lead the global sales division that took the company to be a world leader in technology, equipment and services for high-speed food preparation. He then went on to serve the company as President and Chief Operating Officer from 2002 to 2005. Mr. Mirken has over 25 years of senior management experience that has allowed him to lead companies through startup, growth, capital restructuring, capital raising and branding initiatives.  His management experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Genifer Murray, President and Director

Ms. Murray founded the Company in 2010 and has been at the forefront of marijuana health and safety for many years. She has served on advisory committees on the implementation of cannabis testing and labeling, including the Colorado governor’s taskforce for the implementation of Amendment 64. Genifer also participated in the Washington Liquor Board Testing Monograph and Lab Certification.   Ms. Murray received her MS in Microbiology from Colorado State University. Her industry experience led the board to believe she is qualified to serve on the board of directors.

Steve Kilts, Chief Technology Officer, Chief Information Officer and Director

Mr. Kilts leads the Company’s sales, marketing, technology and operations bringing with him over 15 years of experience taking products and services to market. Steve has been instrumental in developing a highly sophisticated online workflow and client portal software system for the Company that gives customers’ unparalleled fast access and ability to manage to their data.  Mr. Kilts is the CEO of Two Squares, Inc. which is a media company with locations in Colorado and Minnesota. From February 2006 to October 2010 Mr. Kilts was the COO of Spectrum Design Solutions, which was an engineering firm that focused on electronic and software systems. Mr. Kilts received his BS and MS degrees in electrical engineering from the University of Minnesota. His technological and industry experience led the board to believe he is qualified to serve on the board.

Joe M. Allbaugh, Director

Mr. Allbaugh is President and Chief Executive Officer of Allbaugh International Group, LLC . And has served in that capacity since May 2003 .  Mr. Allbaugh is widely recognized and admired, both in the government and private sectors, for his leadership, integrity and strategic management skills. He has established relationships with decision makers throughout the Middle East and Africa. In February 2001, Mr. Allbaugh was nominated by President George W. Bush to head the Federal Emergency Management Agency (FEMA) and sworn in later that month. His experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Kenneth Johnsen, Director

Mr. Johnsen is currently Chief Operating Officer of Blue Calypso, Inc. (OTCBB: BCYP) , where he has served since 2013 and serves as Chairman of the Board for NACT Solutions LP and Phoenix Food, LLC which he founded and has served since 2012. He was the CEO of HG Food LLC from 2010 to 2012. He also served on the Board of Directors for Perficient. Mr. Johnsen founded Parago Inc. and served as a Director, President and Chief Executive Officer from June 1999 to 2006. Mr. Johnsen served as a Director, President and Chief Operating Officer of publicly traded Metamor Worldwide Inc. from 1996 to 1999. Mr. Johnsen’s experience includes 22 years at IBM where he held numerous general management positions, including Vice President of Business Services for IBM Global Services and General Manager of IBM China/Hong Kong Operations. Mr. Johnsen holds 3 US Patents. His management experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

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Scott McPherson, Chief Financial Officer

Mr. McPherson served as the Chief Financial Officer of LaserLock Technologies, Inc. from December 2012 to October 2013. LaserLock is a public company that provides state-of-the-art authentication solutions to governments, health care providers, high-end retailers and the gaming industry. Mr. McPherson served as the Chief Financial Officer of Virtual Piggy, Inc., from August 2010 through November 2012. Mr. McPherson formed McPherson, CPA, PLLC in January 2005, which he continues to manage today. The firm performs accounting, tax, litigation support, business valuation and virtual CFO services for numerous clients in various industries.

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Independent Directors

Our board of directors has determined that each of Joe M. Allbaugh, Kenneth Johnsen, and Mark Rogers is independent within the meaning of applicable listing rules of NASDAQ Stock Market, as amended from time to time and the rules and regulations promulgated by the SEC. We anticipate that we will add additional independent directors in the future. As of October 2 , 2014, our board of directors has a separately designated Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee. Two independent directors are on each of the Audit, Compensation and Nominating Committees. Mr. Rogers is the Chairman of the Audit Committee while Mr. Johnsen is the Chairman of the Compensation Committee and the Nominating Committee. We anticipate forming the Corporate Governance Committee in the near future. Mr. Rogers qualifies as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Committees of the Board of Directors

The audit committee consists of Mark Rogers and Joe Allbaugh.

The Compensation committee consists of Mark Rogers and Ken Johnsen.

Director Compensation

No compensation was awarded, earned or paid to or directors during the last two completed fiscal years . We may adopt a compensation plan for our directors in order to attract qualified persons and to retain them. We expect that the future compensation arrangements may be comprised of a combination of cash and/or equity awards.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mark Mirken, Chief
Executive Officer and	2012	$—	$—	$—	$—	$—	$—	$—	$—
Director	2013	$—	$—	$—	$—	$—	$—	$—	$—

Genifer Murray, President
	2012	$33,231	$—	$—	$—	$—	$—	$—	$33,231
	2013	$37,846	$—	$—	$—	$—	$—	$—	$37,846

Steve Kilts, Chief Technology Officer, Chief Information Officer and Director
	2012	$—	$—	$—	$—	$—	$—	$—	$—
	2013	$14,723	$—	$—	$—	$—	$—	$—	$14,723

Scott McPherson, Chief	2012	$—	$—	$—	$—	$—	$—	$—	$—
Financial Office	2013	$—	$—	$—	$—	$—	$—	$—	$—

Employment Agreements

On July 14, 2014, we entered into an employment agreement with Mr. Mirken (the “Employment Agreement”), pursuant to which Mr. Mirken agreed to serve as our Chief Executive Officer for a term of three years. The Employment Agreement sets forth the terms and conditions of his employment with us. Pursuant to the Employment Agreement, we will pay Mr. Mirken an annual base salary of $200,000. Mr. Mirken is also eligible to receive an annual bonus at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Mirken is also eligible to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of the Company as available to other senior executives. Mr. Mirken will also be reimbursed for all expenses related directly to his relocation to Denver, Colorado in an amount not to exceed $25,000. We also granted to Mr. Mirken a restricted stock award of 3,000,000 shares of our common stock (the “Shares”). For so long as Mr. Mirken remains continuously employed by us, the Shares shall vest as follows: 50% of the Shares shall vest on January 1, 2016, and thereafter quarterly over the remaining initial three year term of the Employment Agreement. Upon a change of control, the vesting of the Shares will immediately accelerate.

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The Employment Agreement provides that if we terminate Mr. Mirken without cause, we are required to pay his annual base salary and benefits for a period of six months following such termination. If we terminate Mr. Mirken without cause within the initial six months of the Employment Agreement, 500,000 of the Shares will automatically vest. If we terminate Mr. Mirken without cause after the first six months of the Employment Agreement, an additional 83,333 Shares shall vest for each month of service beyond the initial six months.

We have not yet entered into employment agreements with Ms. Murray, Mr. Kilts or Mr. McPherson. They are each currently paid an annual salary of $120,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Carbon Bond has evaluated its relationship with CannLabs Colorado, and has concluded that, CannLabs Colorado is a “variable interest entity” for accounting purposes.  As a result of contractual arrangements, which enable Carbon Bond to manage CannLabs Colorado, Carbon Bond is the primary beneficiary of CannLabs Colorado.  Accordingly, Carbon Bond will consolidate CannLabs Colorado.

Ms. Murray loaned the Company $ 29,400 on January 23, 2014 with no stated interest rate and no formal repayment terms.   There have been no payments or principal or interest.

Mr. Kilts loaned the Company $100,000 on October 21, 2013 with interest at 10% and no formal repayment terms as well as $ 29,400 on January 23, 2014 with no stated interest rate and no formal repayment terms.   There have been no payments of principal on either loan and interest payments of $1,667 through December 31, 2013 on the $100,000 loan.

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Legal Proceedings.

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is listed on the OTCQB, under the symbol CANL. Prior to June 12, 2014, there was no established public trading market for our common stock. The last reported sales price of our common stock on the OTCQB on October 2 , 2014 was $ 1.01 per share.

Holders

As of October 2 , 2014, there were approximately 43 shareholders of record holding 65,539,704 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Nevada law. Under Nevada law, cash dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Securities Authorized for Issuance Under Equity Compensation Plans

On June 12, 2014, our board of directors adopted, subject to shareholder approval, the Carbon Bond Holdings, Inc. 2014 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. The following is a brief description of the material terms of the Incentive Plan and the awards that may be granted pursuant to the Incentive Plan.

Effective Date and Expiration. The Incentive Plan became effective on June 12, 2014, subject to and conditioned upon shareholder approval of the Incentive Plan, and will terminate on August 31, 2021. No award may be made under the Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization. Subject to certain adjustments, the number of shares of the Company’s common stock that may be issued pursuant to awards under the Incentive Plan is 4,000,000 shares, of which 100% may be delivered pursuant to incentive stock options. Subject to certain adjustments, with respect to any participant who is an officer of the Company subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a maximum of 3,000,000 shares may be granted in any one year in the form of any award to such participant. During the term of the Incentive Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the Incentive Plan.

Administration. The Incentive Plan will be administered by the board of directors or a committee of the board of directors (the “Committee”) consisting of two or more members. At any time there is no Committee to administer the Incentive Plan, any reference to the Committee is a reference to the board of directors. The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the Incentive Plan, establish and revise rules and regulations relating to the Incentive Plan and make any other determinations that it believes necessary for the administration of the Incentive Plan. The Committee may delegate certain duties to one or more officers of the Company as provided in the Incentive Plan.

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Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Incentive Plan.

Awards in General. The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of the Company’s common stock. Awards granted pursuant to the Incentive Plan will be evidenced by a written award agreement. The Committee will determine the terms of each award at the time of grant, including without limitation, the number of shares subject to such award, the term of the award, the exercise price (if applicable), the vesting and forfeiture conditions, the methods by or forms in which shares will be delivered to participants, the price to be paid (if any), and any other terms and conditions applicable to such award.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand alone award, or freestanding SARs, or in conjunction with options granted under the Incentive Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or shares of common stock equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

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Performance Awards. The Committee may grant performance awards payable in cash, shares of common stock, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. To the extent the Company determines that Section 162(m) of the Code shall apply to a performance award granted under the Incentive Plan, it is the intent of the Company that performance awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

Other Awards. The Committee may grant other forms of awards payable in cash or shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Incentive Plan. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Vesting, Forfeiture, Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Awards granted under the Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall make certain adjustments so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event. Notwithstanding the foregoing, no adjustment shall be made or authorized to the extent that such adjustment would cause the Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Incentive Plan. The board of directors may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the Incentive Plan in whole or in part; provided, however, that (i) no amendment that requires shareholder approval in order for the Incentive Plan and any awards under the Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the board of directors regarding amendment or discontinuance of the Incentive Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Incentive Plan without the consent of the affected participant.

RECENT SALES OF UNREGISTERED SECURITIES

The following unregistered securities were sold by the Company and Carbon Bond to accredited investors and were exempt from registration under Section 4(a)(2) of the Securities Act.

Sales by the Company:

On July 14, 2014, the Company appointed a new Chief Executive Officer and entered into a three year employment agreement with the individual. As part of his employment agreement, the Company issued 3 million shares of the Company’s common stock, which vest 50% on January 1, 2016 and quarterly over the remaining initial three year term. The stock is valued at $6 million, fair value, and will be expensed over the vesting term. The shares were issued in a transaction not involving a public offering or distribution pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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On July 28, 2014, the Company issued 200,000 stock options to an employee, which will be valued using the Black-Scholes Option Pricing Model and will be expensed over the vesting term. The options were issued in a transaction not involving a public offering or distribution pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Upon the closing of the Merger, the Company, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) issued to an accredited investor, SB Dallas Investments I, LP, 500,000 Series A Preferred Shares at an original issue price of $1.00 per share (the “Original Issue Price”) and warrants to purchase 20,000,000 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $500,000 (the “Private Placement).

The shares were issued in a private placement transaction solely to a single accredited investor in a transaction not involving a public offering or distribution pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind.

Upon the closing of the Merger, the Company entered into a Note Purchase Agreement with an accredited investor, SB Dallas Investments I, LP, (the “Note Purchase Agreement”), pursuant to which the investor agreed to purchase up to $750,000 of senior secured convertible promissory notes (the “Senior Secured Notes”) in a series of three closings to occur on August 15, 2014, September 15, 2014 and October 15, 2014.

The Senior Secured Notes will be issued in a private placement transaction solely to a single accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder in a transaction not involving a public offering or distribution.

Pursuant to the terms and conditions of the Merger Agreement, each share of Carbon Bond common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of the Company’s common stock. Accordingly, an aggregate of 59,295,000 shares of the Company’s common stock were issued to the holders of Carbon Bond’s common stock.  The Merger shares were issued in a transaction not involving a public offering or distribution pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind.

Sales by Carbon Bond:

Carbon Bond issued 5,295,000 shares of common stock to the Board of Directors, Officers, Employees and Consultants on June 10, 2014. The shares were issued in a a transaction not involving a public offering or distribution pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Ac

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

We are authorized to issue up to Two Hundred Million (200,000,000) shares of our common stock, $0.001 per share par value. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions. All issued and outstanding shares of common stock are fully paid and non-assessable. As of June 12, 2014, immediately following the Merger, there were 65,539,704 shares of our common stock issued outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our shareholders, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

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8% Series A Convertible Preferred Stock

On June 12, 2014, the Company filed the Certificate of Designation of its 8% Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. A summary of the Certificate of Designation is set forth below:

Liquidation Preference and Ranking

Upon a liquidation event, the Company shall first pay to the holders of the Series A Preferred Shares an amount per share equal to the Original Issue Price (i.e., $1.00 per Series A Preferred Share), plus all accrued and unpaid dividends on each Series A Preferred Share (the “Series A Preference Amount”). After full payment of the liquidation preference amount to the holders of the Series A Preferred Shares, the Company will then distribute the remaining assets to holders of common stock, other junior preferred shares (if any) and the Series A Preferred Shares on an as-if-converted-basis.

The Series A Preferred Shares are intended to rank senior to the Company’s common stock and senior to any other shares of Preferred Stock the Company may issue in the future.

Dividends

The Series A Preferred Shares will carry an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors and prior and in preference to payment of any dividends on the common stock.

Optional Conversion

The holders of Series A Preferred Shares will, at any time, be entitled to convert each Series A Preferred Share into shares of common stock at a conversion price of $0.01664 per share. The Series A Preferred Shares contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

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Voting Rights

The Series A Preferred Shares shall vote together with the common stock on an as-converted basis, and not as a separate class.

Protective Provisions

For so long as at least 50% of the Series A Preferred Shares originally issued remain outstanding, in addition to any other vote or approval required under the Company’s Charter or Bylaws, the Company will not, without the written consent of the holders of at least a majority of the Company’s Series A Preferred Shares, (i) liquidate, dissolve or wind-up the affairs of the Company or effect any merger or consolidation or any deemed liquidation event unless, as a result, the holders of Series A Preferred Shares receive their full liquidation preference, (ii) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares, (iii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock other than shares of common stock, (iv) enter into, create, incur, assume any indebtedness in excess of $200,000, provided that this restriction shall not apply in the event that the holder is then in default under its funding obligations under the Note Purchase Agreement (defined below), (v) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired, (vi) enter into any transaction that would result in the issuance of in excess of 10% of the Company’s then issued and outstanding shares of common stock, (vii) enter into any transaction resulting in the sale of any material assets of the Company, or (viii) enter into any agreement with respect to any of the foregoing.

The descriptions of certain terms of the Securities Purchase Agreement, Warrant, Certificate of Designation and Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety to the complete text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, the Warrant, a copy of which is filed as Exhibit 10.2 hereto, the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto, and the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Warrants

In connection with the Private Placement, on June 12, 2014, we issued investors five-year Warrants to purchase up to an aggregate of 20,000,000 shares of common stock at an exercise price of $0.15 per share. We are prohibited from effecting the exercise of any such Warrant to the extent that as a result of such exercise the holder of the exercised Warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the Warrant. The Warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, and stock splits.

Anti-Takeover Effect of Nevada Law, Certain Charter and By-Law Provisions

Pursuant to our Articles of Incorporation, we elected not to be subject to Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. The Company may become subject to Nevada’s Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not conduct business in the State of Nevada directly or through an affiliated corporation.

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We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATIONS ON LIABILITY

Articles of Incorporation and Bylaws

Our charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for damages for breach of fiduciary duties. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the Company shall indemnify its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Statutes.

The charter and bylaws provide that we will indemnify our directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. To the extent that a director or officer has been successful in defense of any proceeding, the Nevada Revised Statutes and our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC that such indemnification is against public policy and is, therefore, unenforceable.

Indemnification Agreements

The Company intends to enter into indemnification agreements with certain of its directors and officers who may, in certain cases, be broader than the specific indemnification provisions contained in our Articles of Incorporation and bylaws. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers of the Company and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 2.01 of this Current Report which contains the disclosure incorporated herein by reference. This Current Report is neither an offer to purchase, nor a solicitation of an offer to sell, securities.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 5, 2014, the Company, after review and recommendation of the Company’s Audit Committee, appointed Morison Cogen LLP (“Morison Cogen”) as the Company’s new independent registered public accounting firm for and with respect to the year ending December 31, 2014, and dismissed Cutler & Co., LLC (“Cutler”) from that role.

Neither the report of Cutler nor the report of Borgers & Cutler CPAs PLLC (“Borgers & Cutler”), the Company’s independent registered public accounting firm prior to Cutler, on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 contained an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Cutler report and the Borgers & Cutler report on the Company’s financial statements for the years ended December 31, 2013 and December 31, 2012, respectively, each contained an explanatory paragraph indicating that there is a substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Cutler nor Borgers & Cutler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cutler or Borgers & Cutler, would have caused it to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except certain material weaknesses in the Company’s internal control over financial reporting, as discussed in the Form 10-Ks for the years ended December 31, 2013 and December 31, 2012.

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The Company has provided Cutler with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Cutler to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Cutler’s response letter dated August 21, 2014 is field as Exhibit 16.1 to this Current Report on Form 8-K/ A .

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During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of Morison Cogen, the Company did not consult with Morison Cogen regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Morison Cogen that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

As a result of the transactions contemplated under the Merger Agreement, a change of control of the Company occurred. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, concurrently with the closing of the Merger and in accordance with the terms of the Merger Agreement, Steve Kilts and Genifer Murray were appointed to the Company’s board of directors. In addition, Joe Allbaugh, Kenneth Johnsen, Mark Mirken and Mark Rogers were appointed to the Company’s board of directors. Genifer Murray was appointed as the Company’s Chief Executive Officer and Steve Kilts was appointed as our President and Chief Operating Officer. In addition, Scott McPherson was appointed to serve as the Company’s Chief Financial Officer.

Effective July 14, 2014, Mark C. Mirken was appointed to the office of Chief Executive Officer. In connection with Mr. Mirken’s appointment as our Chief Executive Officer, Genifer Murray relinquished the title of Chief Executive Officer and was appointed as our President and Steve Kilts relinquished the title of President and was appointed as our Chief Strategist. In addition, effective July 14, 2014, Mark Rogers was elected Chairman of our Board of Directors. In September 2014, Mr. Kilts’ title was changed to Chief Technology Officer and Chief Information Officer.

Our board of directors has determined that each of Messrs. Joe Allbaugh, Kenneth Johnsen, and Mark Rogers is independent within the meaning of applicable listing rules of the Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission.

Effective June 12, 2014, the Company established an Audit Committee and compensation committee. Mark Mirken and Mark Rogers were appointed to serve on the Audit Committee. Following his appointment as Chief Executive Officer, Mr. Mirken relinquished his role on the Audit Committee. Mark Rogers and Kenneth Johnsen were appointed to serve on the compensation committee.

Effective June 12, 2014, Roy C. Montgomery resigned from all officer and director positions of the Company.

Set forth below is biographical information regarding the Company’s newly appointed officers and directors.

Mark Rogers, Chairman of the Board of Directors

Mr. Rogers has more than 30 years of experience as an entrepreneur and in financial management and operations, including work as a turnaround specialist, an active portfolio manager and an investor in growing companies. Mr. Rogers is currently President of Barastone, LLC a firm he co-founded that specializes in providing innovative cash and liquidity solutions to homeowners. He is also President & CEO of Synthym, Inc. Synthym developed a risk based, risk controlled approach to absolute return investing. Mr. Rogers co-founded NFT Ventures with Ray Noorda, chairman of Novell, Inc. and for more than 12 years, managed the family office and portfolio of assets for NFT valued at over $1 billion.

Mark C. Mirken, Chief Executive Officer and Director

Mr. Mirken is the former Chief Executive Officer of Millennium Biotechnologies/Inergetics where he served from 2005 to 2012. Mr. Mirken joined TurboChef Technologies, Inc. in 2000 to lead the global sales division that took the company to be a world leader in technology, equipment and services for high-speed food preparation. He then went on to serve the company as President and Chief Operating Officer from 2002 to 2005. Mr. Mirken has over 25 years of senior management experience that has allowed him to lead companies through startup, growth, capital restructuring, capital raising and branding initiatives.

Genifer Murray, President and Director

Ms. Murray founded the Company in 2010 and has been at the forefront of marijuana health and safety for many years. She has served on advisory committees on the implementation of cannabis testing and labeling, including the Colorado governor’s taskforce for the implementation of Amendment 64. Genifer also participated in the Washington Liquor Board Testing Monograph and Lab Certification.

Steve Kilts, Chief Operating Officer, Chief Strategist and Director

Mr. Kilts leads the Company’s sales, marketing, technology and operations bringing with him over 15 years of experience taking products and services to market. Steve has been instrumental in developing a highly sophisticated online workflow and client portal software system for the Company that gives customers’ unparalleled fast access and ability to manage to their data.

Scott McPherson, Chief Financial Officer

Mr. McPherson served as the Chief Financial Officer of LaserLock Technologies, Inc. from December 2012 to October 2013. LaserLock is a public company that provides state-of-the-art authentication solutions to governments, health care providers, high-end retailers and the gaming industry. Mr. McPherson served as the Chief Financial Officer of Virtual Piggy, Inc., from August 2010 through November 2012. Mr. McPherson formed McPherson, CPA, PLLC in January 2005, which he continues to manage today. The firm performs accounting, tax, litigation support, business valuation and virtual CFO services for numerous clients in various industries.

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Joe M. Allbaugh, Director

Mr. Allbaugh is President and Chief Executive Officer of Allbaugh International Group, LLC. Mr. Allbaugh is widely recognized and admired, both in the government and private sectors, for his leadership, integrity and strategic management skills. He has established relationships with decision makers throughout the Middle East and Africa. In February 2001, Mr. Allbaugh was nominated by President George W. Bush to head the Federal Emergency Management Agency (FEMA) and sworn in later that month.

Kenneth Johnsen, Director

Mr. Johnsen is currently Chief Operating Officer of Blue Calypso, Inc. (OTCBB: BCYP) and serves as Chairman of the Board for NACT Solutions LP and Phoenix Food, LLC. Mr. Johnsen founded Parago Inc. and served as a Director, President and Chief Executive Officer from June 1999 to 2006. Mr. Johnsen served as a Director, President and Chief Operating Officer of publicly traded Metamor Worldwide Inc. from 1996 to 1999. Mr. Johnsen’s experience includes 22 years at IBM where he held numerous general management positions, including Vice President of Business Services for IBM Global Services and General Manager of IBM China/Hong Kong Operations. Mr. Johnsen holds 3 US Patents. His experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Item 9.01. Financial Statements and Exhibits.

(a) The audited financial statements of CannLabs, Inc. for the years ended December 31, 2013 and December 31, 2012, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K have been filed as Exhibit 99.1 to this Current Report. The audited balance sheet of Carbon Bond Holdings, LLC, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K has been filed as Exhibit 99.2 to this Current Report. The unaudited interim financial statements of Carbon Bond Holdings, LLC and Subsidiary for the three months ended March 31, 2014, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K are filed as Exhibit 99.3 to this Current Report.

(b) See Item 9.01(a) and (b) above.

(c) Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement of Merger and Plan of Reorganization by and among CannLabs, Inc., CLB Acquisition Corp. and Carbon Holdings, Inc. dated June 12, 2014 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)

3.1
Certificate of Designation of 8% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)

10.1	Securities Purchase Agreement dated June 12, 2014
10.2	Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)
10.3	Registration Rights Agreement dated June 12, 2014 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)
10.4	Note Purchase Agreement dated June 12, 2014
10.5	Form of 8% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)
10.6	Security Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)
10.7	Intellectual Property Security Agreement
10.8	Subsidiary Guaranty (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on June 13, 2014)
10.9
Employment Agreement, effective as of July 14, 2014, between the Company and Mark C. Mirken (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 14, 2014 filed with the SEC on July 15, 2014)

16.1
Letter dated August 21, 2014 of Cutler & Co., LLC (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K/A dated June 12, 2014 filed with the SEC on September 12, 2014)

99.1
CannLabs, Inc. audited financial statements for the years ended December 31, 2013 and 2012 (incorporated by reference to Exhibit 99.1 to Amendment No.1 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on August 15, 2014)

99.2
Carbon Bond Holdings LLC audited Balance Sheet as of December 31, 2013 (incorporated by reference to Exhibit 99.2 to Amendment No. 2 to the Registrant’s Current Report on Form 8-K dated June 12, 2014 filed with the SEC on August 15, 2014)

99.3	Carbon Bond Holdings LLC Unaudited financial statements for the three months ended March 31, 2014

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CannLabs, Inc.

(Registrant)

Date: October 10 , 2014	By:	/s/ Mark C. Mirken
Mark C. Mirken
Chief Executive Officer

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